                                  EXHIBIT 10.5

                      AMENDMENT TO 1993 STOCK OPTION PLAN,
                           AS APPROVED BY SHAREHOLDERS
                              ON SEPTEMBER 17, 1997

         The first sentence of Section 4.1 of the Company's 1993 Stock Option Plan is hereby amended to read as follows: "The Committee, from time to time, may provide for the option and sale in the aggregate of up to five million shares of Common Stock, to be made available from authorized, but unissued, or reacquired shares of Common Stock."